UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2009

Resource Capital Corp.
(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

712 Fifth Avenue, 10th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 212-974-1708
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                Entry into a Material Definitive Agreement.

On June 29, 2009, our wholly-owned subsidiary, RCC Real Estate SPE 3, LLC, which we refer to as SPE 3, entered into an agreement with Natixis Real Estate Capital, Inc., which we refer to as Natixis, with respect to the Master Repurchase Agreement dated as of April 12, 2007 between the parties as theretofore modified by the First Amendment to Master Repurchase Agreement dated as of September 25, 2008, the Second Amendment to the Master Repurchase Agreement dated November 25, 2008 and a letter agreement dated March 13, 2009.  We guaranteed SPE 3's obligations under the Master Repurchase Agreement.  Pursuant to the June 29, 2009 agreement:

●	The amount of net worth we are required to maintain pursuant to the covenants in our guaranty was reduced to $125.0 million.

●	SPE 3 repaid $1.3 million of amounts outstanding under the facility, leaving a balance of $3.3 million outstanding under the facility as of June 30, 2009.

●
SPE 3 is required to repay $1.3 million of amounts outstanding under the facility in September 2009, $1.0 million in December 2009, and the remaining outstanding balance and all other amounts due on March 31, 2010.

Item 9.01.          Financial Statement and Exhibits.

(d)	Exhibits
	10.1	Letter Agreement with respect to Master Repurchase Agreement between Natixis Real Estate Capital Inc and RCC Real Estate SPE 3, LLC.

ITEM 9.01                                Financial Statement and Exhibits.

(a)	Exhibits
	10.1	Letter Agreement with respect to Master Repurchase Agreement between Natixis Real Estate Capital Inc and RCC Real Estate SPE 3, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 6, 2009	/s/ David J. Bryant David J. Bryant Chief Financial Officer